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As filed with the Securities and Exchange Commission on January 28, 2019.

File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CYCLERION THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	83-1895370 (I.R.S. Employer Identification No.)
301 Binney Street, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

(617) 621-7722
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which each class is to be registered

Common Stock	The Nasdaq Stock Market LLC

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 CYCLERION THERAPEUTICS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement filed with this Form 10 as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference in this Form 10 or deemed to be a part of this Form 10 unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "Where You Can Find More Information" and "Index to Financial Statements" and the financial statements referenced in the information statement. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary Historical and Unaudited Pro Forma Combined Financial Information," "Unaudited Pro Forma Combined Financial Statements," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Facilities." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership by Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Executive Compensation." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Executive Compensation" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors," "Dividend Policy," "Capitalization," "The Separation and Distribution" and "Description of Cyclerion's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Cyclerion's Capital Stock—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors," "Dividend Policy," "Capitalization," "The Separation and Distribution" and "Description of Cyclerion's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Cyclerion's Capital Stock—Indemnification of Directors and Officers." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

2

(b)
Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
2.1		Form of Separation Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

3.1		Form of Articles of Organization of Cyclerion Therapeutics, Inc.

3.2		Form of Bylaws of Cyclerion Therapeutics, Inc.

10.1		Form of Transition Services Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.2		Form of Transition Services Agreement by and between Cyclerion Therapeutics, Inc. and Ironwood Pharmaceuticals, Inc.

10.3		Form of Tax Matters Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.4		Form of Employee Matters Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.5		Form of Development Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.6		Form of Intellectual Property License Agreement by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.7	+	Form of Indemnification Agreement between Cyclerion Therapeutics, Inc. and individual directors and officers

10.8	+	Form of Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan

10.9	+	Form of Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan

10.10	+	Form of Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

10.11	+	Form of Stock Option Agreement under the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

10.12	+	Form of Non-Employee Director Restricted Stock Agreement under the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

10.13	+	Form of Restricted Stock Unit Agreement under the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

10.14	+	Form of Cyclerion Therapeutics, Inc. Amended and Restated 2005 Stock Incentive Plan

10.15	+	Form of Cyclerion Therapeutics, Inc. Executive Severance Agreement

10.16		Common Stock Purchase Agreement, dated as of January 7, 2019, by and between Cyclerion Therapeutics, Inc.

99.1		Information Statement of Cyclerion Therapeutics, Inc., preliminary and subject to completion, dated January 28, 2019

3

Exhibit Number		Exhibit Description
99.2	*	Form of Notice of Internet Availability of Information Statement Materials

*
To be filed by amendment.

+
Management contract or compensatory plan or arrangement.

4

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CYCLERION THERAPEUTICS, INC.
By:	/s/ WILLIAM HUYETT
Name: William Huyett
Title: President

Date: January 28, 2019

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CYCLERION THERAPEUTICS, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES